Exhibit 23.1

                                INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-90932 on Form S-8 and in Registration Statement No. 333-3132 on Form S-8 of our report dated March 6, 1998, appearing in the Annual Report on Form 10-K of Kelley Oil & Gas Corporation for the year ended December 31, 1997.

Deloitte & Touche LLP

Houston, Texas
March 30, 1998